For Immediate Release

Contact:
Peter Castle
NetWolves Corp.
(813) 286-8644
investor@netwolves.com


        NetWolves Reports Second Quarter Financial and Operating Results

Tampa, Fla. - February 22, 2006 - NetWolves Corp. (NASDAQ: WOLV), a global managed network continuity and security provider, today announced its financial and operating results for the second quarter ended December 31, 2005.

The company reported fiscal second quarter revenue of approximately $5.6 million, which represents a decrease of $.9 million or 14 percent from the comparable quarter of fiscal 2005. The company reported a net loss for the second quarter of $1.0 million compared to net loss of $ .95 million during the same period in the prior year.

Net losses attributable to common shareholders were $1.2 million or a net loss per share of $.04 during fiscal second quarter 2006, as compared to net losses attributable to common shareholders of $1.2 million or a net loss of $.05 per share during the same period in the prior year.

During the second quarter, the Company signed several new agreements including long-term agreements with a leading energy provider and a top leisure travel agency. The Company also saw expansion in its channel partner program, which boasts over 300 agents. New customers are primarily the result of its strong managed services offering.

"While the impact of Swift has been a challenge for our organization, the commitment of our management and employees has driven a 16% year over year increase in managed services revenue, a reduction in overhead expenses of approximately $150,000 a month and exceptional satisfaction ratings by our customers," said Walter M. Groteke, Chairman and Chief Executive Officer for NetWolves. Mr. Groteke further stated, "with the efficiency of our organizations and anticipated new customer growth, we believe that the company will be in a position to be cash flow positive in March of this year."

The company will host a conference call on Monday, February 27, 2006 at 3:00pm EST, to discuss its second quarter financial and operating results for fiscal year 2006. Shareholders, the investment community and the media will be invited to participate by calling 888-802-2275 in the United States. Participants are encouraged to dial in approximately 10 minutes prior to the start of the call in order to provide brief registration information. A replay will be available until midnight, March 13, 2006, which can be accessed by calling 888-203-1112 and entering the passcode 5344144. Transcripts will also be available by contacting investor@netwolves.com approximately three days after the event.


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About NetWolves Corporation


NetWolves Corp. is global network continuity and security provider that delivers managed services to more than 1,000 customers. As a neutral FCC-licensed carrier with a proprietary network communications and management infrastructure, NetWolves provides a cost-effective, comprehensive and reliable network communications service. Some of NetWolves' customers include General Electric, University of Florida, Bristol-Myers Squibb, McLane Company, JoAnn Stores and Marchon Eyewear. NetWolves is headquartered in Tampa, Fla. Additional information is available at www.netwolves.com.

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Forward Looking Statements



All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position, business strategy, and the plans and objectives of the Company's management for future operations, are forward looking statements. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, ability to attract and retain new and existing customers, ability to raise additional funds, competitive factors and pricing pressure, capacity and supply constraints, the ability to sustain our projected rate of growth and the risk factors set forth in our filings with the Securities and Exchange Commission. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward- looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.